                                                                    EXHIBIT 10.2





                      MELITA INTERNATIONAL CORPORATION

                      1992 DISCOUNTED STOCK OPTION PLAN

                      MELITA INTERNATIONAL CORPORATION
                      1992 DISCOUNTED STOCK OPTION PLAN


                              TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
SECTION 1.     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 2.     ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
SECTION 3.     ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
SECTION 4.     SHARES SUBJECT TO PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
SECTION 5.     TERMS AND CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
SECTION 6.     TERM OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 7.     INDEMNIFICATION OF COMMITTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 8.     AMENDMENT AND TERMINATION OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 9.     NO OBLIGATION TO EXERCISE OPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 10.    CHANGE IN CAPITALIZATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 11.    GENERAL RESTRICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
SECTION 12.    RIGHTS AS A STOCKHOLDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                      MELITA INTERNATIONAL CORPORATION
                      1992 DISCOUNTED STOCK OPTION PLAN

         THIS INDENTURE is made this 4th day of June 1992, by MELITA INTERNATIONAL CORPORATION, a Georgia, USA corporation (hereinafter called the "Company");

                              W I T N E S S E T H:

         WHEREAS, the Company desires to promote in its employees the strongest interest in the growth and success of the business of the Company, the assurance that they will share in the prosperity of the business of the Company, and the incentive to remain in the employ of the Company; and

         WHEREAS, to that end the Company desires to provide those employees who are eligible hereunder with options to purchase shares of the Company and, accordingly, has formulated the discounted stock option plan herein embodied; and

         WHEREAS, the Board of Directors of the Company have approved and authorized the discounted stock option plan herein embodied;

         NOW, THEREFORE, the Company does hereby establish the Melita International Corporation Discounted Stock Option Plan (hereinafter called the "Plan") so that it shall read in its entirety as follows:

                                 SECTION 1.

                                 DEFINITIONS

         Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following words and phrases shall, when used herein, have the meanings set forth below:

         1.1     "Act" means the Securities Exchange Act of 1934.

         1.2 "Affiliate" means (a) any corporation which is a member of the same controlled group of corporation (within the meaning of Section 414(b) of the Code, as defined herein) as is the Company, and (b) any other trade or business (whether or not incorporated) controlling, controlled by, or under common control (within the meaning of Section 414(c) of the Code) with the Company.

         1.3 "Agreement" means a Melita International Corporation 1992 Discounted Stock Option Agreement, which is an agreement subject to the terms of the Plan.

         1.4 "Board of Directors" means the Board of Directors of the Company.

         1.5     "Code" mans the Internal Revenue Code of 1986, as amended.

         1.6 "Committee" means the committee appointed by the Board of Directors to administer the Plan.

         1.7 "Employee" means any person who is employed by the Company or an Affiliate for purposes of the Federal Insurance Contributions Act.

         1.8 "Option" means an option to purchase Shares of the Company granted pursuant to and in accordance with the provisions of the Plan.

         1.9 "Optionee" means an Employee who is granted an Option pursuant to and in accordance with the provisions of the Plan.

         1.10 "Option Shares" means Shares subject to and issued pursuant to an exercise of an Option granted under the Plan.

         1.11    "Share" means a share of the common stock of the Company.


                                 SECTION 2.

                               ADMINISTRATION

         2.1 Delegation to Committee. The Plan shall be administered by the Committee. The Committee shall consist of at least two members of the Board of Directors and shall be appointed by the Board of Directors, but, after the first registration of an equity security of the Company under Section 12 of the Act, no person shall be appointed as a member of the Committee who is, or within one year prior to his becoming a member of the Committee was, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or an "affiliate" within the meaning of Rule 16b-3 under Section 16(b) of the Act, except that participation in any plan which does not disqualify a director from being disinterested as provided in Rule 16b-3 shall not disqualify a person from becoming a member of the Committee. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

         2.2 Committee Actions. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. Acts approved by the majority of the Committee in a meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee. A quorum shall be present at any meeting of the Committee which a majority of the Committee members attend.

         2.3 Finality. The Committee shall have the authority in its sole discretion to interpret the Plan, to grant Options under and in accordance with the provisions of the Plan, and to make all other determinations and to take all other actions it deems necessary or advisable for the implementation and administration of the Plan or Agreements thereunder, except to the extent such powers are herein reserved by the Board of Directors. All actions of the Board of Directors and the Committee shall be final, conclusive, and binding upon the Employee. No member of the Board of Directors or the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any grant of an Option thereunder.

                                 SECTION 3.

                                 ELIGIBILITY

         Employees who are designated by the Committee shall be eligible to receive Options under the Plan on the terms and subject to the restrictions hereinafter set forth.

                                 SECTION 4.

                           SHARES SUBJECT TO PLAN

         4.1 The aggregate number of Option Shares which may be issued under the Plan shall at no time exceed 640,000. The number of Shares with respect to which an Option may be granted to any individual shall be determined by the Committee. The limitations established by this Section shall be subject to adjustment in accordance with the provisions of the Plan.

         4.2 In the event that an Option expires or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be subjected to an Option under the Plan.

                                 SECTION 5.

                            TERMS AND CONDITIONS

         5.1 Grant of Option. Each Option granted pursuant to the Plan shall be authorized by the Committee.

         5.2 Stock Option Agreement. Each Option shall be evidenced by an Agreement, in such form and containing such terms and conditions as the Committee from time to time may determine, provided that each Agreement:
                 (a) shall state the number of Option Shares to which it pertains;

                 (b)      shall state the exercise price and exercise period;
                 (c) shall provide that the Option is exercisable, with respect to the number of Shares to which it pertains, only if and to the extent that the Optionee is vested pursuant to the vesting formula provided in the Agreement.

                                 SECTION 6.

                                TERM OF PLAN

         The Plan shall be effective on the date hereof and shall continue to be effective until terminated by the Board of Directors.

                                 SECTION 7.

                        INDEMNIFICATION OF COMMITTEE

         In addition to such other rights of indemnification that the members of the Committee may have, each member of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which it may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by it in settlement thereof (provided the settlement has received the prior approval of the Company) or paid by it in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of its duties; provided that promptly after institution of the action, suit or proceeding the Committee member shall in writing offer the

Company the opportunity, at its own expense, to handle and defend such matter. Upon the delivery to the Committee member of written notice of assumption by the Company of the defense of such matter, the Company will not be responsible to the Committee member for any further fees and disbursements relating to the defense of such matter, including fees and disbursements of counsel.

                                 SECTION 8.

                    AMENDMENT AND TERMINATION OF THE PLAN

         The Board of Directors may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan or revise or amend it in any respect whatsoever.

                                 SECTION 9.

                      NO OBLIGATION TO EXERCISE OPTION

         The granting of an Option shall impose no obligation upon the Optionee to exercise the Option.

                                 SECTION 10.

                          CHANGE IN CAPITALIZATION

         If the number of Shares shall be increased or reduced by a change in par value, split-up, stock split, reverse stock split, reclassification, merger, consolidation, distribution of stock dividends or similar capital adjustments, an appropriate adjustment shall be made by the Committee in the number and kind of Shares available for the granting of Options under the Plan. In addition, the Committee shall make an appropriate adjustment in the number and kind of Shares as to which outstanding Options, or the portions thereof then unexercised, shall be exercisable, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence of the event. The adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Option price per share. Any fractional Shares resulting from such adjustments shall be eliminated. All adjustments made by the Committee under this Section shall be conclusive.

        Notwithstanding the foregoing paragraph, the Committee reserves the right in the event of a sale of substantially all the Shares or property of the Company or the merger or consolidation of the Company into another corporation, or a dissolution or liquidation of the Company, to terminate the Options granted under the Plan prior to the times set forth in Section 5 of the Plan, in consideration of the payment to the Optionees of the difference between (a) and (b) where (a) equals (1) the then fair market value of the Option Shares to the extent vested and (b) equals the Option price of the Option Shares to the extent vested.

                                 SECTION 11.

                             GENERAL RESTRICTION

         Notwithstanding anything contained herein or in any of the Agreements to the contrary, no purported exercise of any Option shall be effective without the written approval of the Company, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States

Securities and Exchange Commission or with the securities commission of any state or result in the Company's loss of status as an "S Corporation" within the meaning of Section 1361(a) of the Code. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Company on terms which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. Each Optionee shall, prior to the exercise of an Option, deliver to the Company such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Shares to be acquired pursuant to the exercise of an Option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

                                 SECTION 12.

                           RIGHTS AS A STOCKHOLDER

         An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any Option or Option Shares until the date of the issuance of a stock certificate to him for the Option Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued, except as otherwise provided in the Plan.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed on the ___ day of ______________1992.

                                                MELITA INTERNATIONAL CORPORATION

                                                By:_____________________________
                                                Title:__________________________
ATTEST:

_____________________________

Title: ______________________
          (CORPORATE SEAL)

                       MELITA INTERNATIONAL CORPORATION

                         1992 STOCK OPTION AGREEMENT

         THIS AGREEMENT is made as of the Date of Grant by and between MELITA INTERNATIONAL CORPORATION, a Georgia, U.S.A. corporation (the "Company"), and [Optionee] (the "Optionee").

         Upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Agreement, the Company hereby awards as of the Date of Grant to Optionee an option under the Melita International Corporation 1992 Stock Option Plan (the "Plan"), as described below, to purchase the Option Shares. Capitalized terms not defined or described have the meanings set forth in the Additional Terms and Conditions.

         A.          Date of Grant:            [Grant Date]
                     -------------
         B.          Exercise Price:           $[Exercise Price] per share
                     --------------

         C.          Option Shares:            All of any part of [Shares] shares of the Company's common stock ("Common
                     -------------             Stock")

         D.          Vesting Schedule:
                     ----------------

                            Years of Service After Date of Grant            Percentage of Option Shares Vested
                            ------------------------------------            ----------------------------------
                                             0                                               0%
                                             1                                              10%
                                             2                                              20%
                                             3                                              40%
                                             4                                              75%
                                             5                                             100%

                     The Optionee shall only receive credit for a year of service after the Date of Grant if he remains at all times a full-time Employee of the Company or an Affiliate (as reflected on the Company's or an Affiliate's business records), for the twelve (12) consecutive month period beginning on the first of January 1 or July 1 immediately following the Date of Grant. In the event the Optionee dies or becomes subject to a Disability while a full-time Employee (as reflected on the Company's or an Affiliate's business records), the Option shall be vested only to the extent the Optionee was vested in the Option as of his or her date of death or Disability.

                        Except as provided in the following sentence, in the
                     event the Optionee voluntarily terminates his or her employment with the Company, at any time prior to the date on which the Optionee would otherwise become one hundred percent (100%) vested in the Option pursuant to the vesting schedule set forth above, the Optionee shall forfeit all rights under the Option, including the previously vested percentage of the Option. Notwithstanding the foregoing, if a "Change of Control" (as defined below) occurs prior to the date on which the Optionee would become one hundred percent (100%) vested in the Option pursuant to the vesting schedule set forth above, and the Optionee voluntarily terminates employment with the Company after the date on which the Change of Control occurred, but prior to the date on which the Optionee would become one hundred percent (100%) vested in the Option according to the above vesting schedule, the Optionee shall forfeit only that portion of the Option in which the Optionee became vested after the date on which the Change of Control occurred.

         E. Contingent Grant: The effectiveness of this grant is expressly conditioned on the Optionee receiving credit (pursuant to D above) for a full year of service after the Date of Grant. If the Optionee does not receive such credit, this grant shall be null and void and without effect from the Date of Grant.

         F. Exercise Period: The Option may be exercised as to the percentage of vested Option Shares determined according to the chart below during the Exercise Period which commences as shown in the chart below and ends at the close of business on the tenth anniversary of the Date of Grant.


                                    Exercise Period           Percentage Vested Option Shares
                                    ---------------           -------------------------------

                     January 1, 2002                                       33-1/3%
                     January 1, 2003                                       66-2/3%
                     January 1, 2004                                        100%

                     Notwithstanding the foregoing, if there is a "Change of Control" (as defined below), the Exercise Period shall commence no later than the date fourteen (14) months after the date on which the Change of Control occurs as to one hundred percent (100%) of the vest Option Shares.

                     For purposes of this Agreement, "Change of Control" means (i) any transaction, or series of related transactions occurring within a ninety (90) day period, whereby the beneficial ownership of fifty-one percent (51%) or more of the then outstanding common stock (or other securities having generally the right to vote for election of the Board of Directors) shall be sold, assigned or otherwise transferred, directly or indirectly, to one party, other than an existing shareholder or option holder, whether by sale or issuance of common stock or other securities or otherwise, (ii) any transaction, or series of related transactions occurring within a ninety (90) day period, whereby the Company shall sell, assign or otherwise transfer, directly or indirectly, assets (including stock or other securities of subsidiaries, but other than the grant of licenses to intangible assets in the ordinary course of business) having a fair market value of fifty-one percent (51%) or more of the total value of the assets of the Company to one party, other than an existing shareholder or option holder (or an Affiliate), or (iii) an initial public offering of the Company's common stock under the securities act of 1933, as amended (the "1933 Act"). Notwithstanding the above, the following shall not constitute a Change of Control: (a) with respect to subsection (ii) above only, any conveyance, transfer or grant to a bank or other financial institution of a collateral assignment of, security title to, or security interest, in any goods, accounts, inventory, general intangibles or other assets of the Company, or an Affiliate, to secure the obligations of the Company or an Affiliate, to such bank or other financial institution, or the exercise of any rights or remedies by such bank or other financial institution after a default of corporate indebtedness and corporate reorganizations where the resulting corporate entities are controlled by the current shareholders of the Company, or (b) any sale, assignment or other transfer, directly or indirectly, by an existing shareholder to, or for the benefit of, a member of the existing shareholder's family.

         IN WITNESS WHEREOF, the Company has executed and sealed this Agreement as of the Date of Grant set forth above.

                                        Melita International Corporation

                                        By:
                                           -------------------------------------
                                                Aleksander Szlam
                                        Title:  Chairman and CEO

                                        ATTEST:
                                               ---------------------------------
                                                Halina Szlam
                                        Title:  Secretary

                                                        (CORPORATE SEAL)

                                        OPTIONEE:
                                                 -------------------------------
                                                   [Optionee]

                       ADDITIONAL TERMS AND CONDITIONS
                     OF MELITA INTERNATIONAL CORPORATION
                         1992 STOCK OPTION AGREEMENT

   1.    Definitions

         (a) "Affiliate" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as is the Company, and (b) any other trade or business (whether or not incorporated) controlling, controlled by, or under common control (within the meaning of Section 414(c) of the Internal Revenue
Code) with the Company.

         (b) "Disability" means a disability of an Optionee such that the Optionee is entitled to disability retirement benefits under the federal Social Security Act or such that the Optionee is entitled to recover benefits under any long-term disability plan or policy maintained by the Company or an Affiliate. The determination of whether a disability exists shall be made by the Committee and shall be substantiated by competent medical advice.

         (c) "Employee" means any person who is employed by the Company or an Affiliate for purposes of the Federal Insurance Contributions Act.

         (d) "Fair Market Value" means (1) the most recent price per share at which shares of Common Stock were sold in an arm's length transaction, if there has been any such transaction in the twelve-month period preceding the relevant time for determining Fair Market Value, or (2) if no such transaction has occurred or if such transaction has occurred but is deemed irrelevant by the Committee based on significant differences in circumstances, a price that the Committee determines in good faith reflects, as of the most recent fiscal year end of the Company unless the Committee determines there is a more recent valuation date, the value of an Option Share in light of relevant factors, including, without limitation, earnings, discounts reflective of minority ownership, restrictions on transfer, and the absence of a regular trading market for Common Stock, the value per Option Share at the relevant time as determined in good faith by the Committee.

         (e) "Option" means an option under the Melita International Corporation 1992 Stock Option Plan to purchase an Option Share.

         (f) "Option Shares" means the shares of Melita International Corporation common stock owned by the Optionee as a result of the Exercise of an Option.

         (g) "Termination for Cause" means a termination of the employment relationship between the Optionee and the Company or Affiliate due to any of the following reasons: (1) willful and continued failure (other than any such failure resulting from his incapacity during physical or mental illness) to substantially perform his duties with the Company or an Affiliate continuing 30 days after notice by the Company to the Optionee of such failure, (2) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an Affiliate, as finally determined through arbitration or final judgment of a court of competent jurisdiction (which arbitration or judgment, due to the passage of time or otherwise, is not subject to further appeal); or (3) conviction of the Optionee for a felony or any other crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal).

         2.      Term and Exercise of Option

         (a) Except as otherwise provided in this Agreement, Optionee shall have the right to exercise the Option from time to time during the Exercise Period defined previously in the Agreement with respect to all or any part of the vested Option Shares.

         (b)     (1)      As a condition to exercising this Option, Optionee
must deliver to the President of the Company on any business day (A) written notice, signed by the person exercising the Option, specifying the number of Option Shares being exercised and, if required, making the representations and covenants in substantially the same form as provided in the Notice of Exercise, attached as Exhibit A hereto; (B) payment in cash or in shares of Common Stock that have been held by the Optionee for at least six months of the Purchase Price (defined in Section 3); (C) payment in cash of the tax withholding liability arising from the exercise; and (D) an executed shareholders' agreement, containing terms and conditions substantially similar to any shareholders' agreement executed by and applicable to the holders of a majority of the shares of Common Stock, if so required by the Committee.

                 (2) In lieu of payment of all tax withholding by Optionee as provided above, Optionee may elect to have the number of Option Shares he is to receive upon exercise of an Option reduced by the smallest number of whole Option Shares which, when multiplied by the fair market value of the Shares determined as of the Tax Date (defined below), is sufficient to satisfy required federal, state, and local, if any, withholding taxes arising from exercise of the Option (a "Withholding Election"). An Optionee may make a Withholding Election only if all of the following conditions are met:

                          (A)     the Withholding Election must be made prior
to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed Notice of Withholding Election, attached as Exhibit B hereto;

                          (B)     any Withholding Election made will be
irrevocable; however, the Committee may at its sole discretion disapprove and give no effect to any Withholding Election; and

                          (C)     if the Optionee is required to file
beneficial ownership reports pursuant to Subsection (a) of Section 16 of the Securities Exchange Act of 1934 (the "Act"), at any time during the period in which the Option is exercisable, then:

                                  (i)      no Option to which any Withholding
Election relates may be exercised until the earlier of either (I) one year after the Company has been subject to the reporting requirements of Section 15 of the Act and has filed all reports and statements required to be filed pursuant to that Section during that year, or
(II) at least six months after the date of grant (except in the event of death or Disability of the Optionee prior to the expiration of the six month period); and

                                  (ii)     the Withholding Election must be
made either (I) at least six months prior the Tax Date, or (II) prior to the Tax Date and in any ten business day period beginning on the third business day following the release of the Company's quarterly or annual summary statement of sales and earnings.

         Upon receipt of such notice and payment in full of the Purchase Price and tax withholding liability, the Company shall cause to be issued a certificate representing the shares of Common Stock purchases.

                 (c) Except as otherwise provided in this Agreement, the Option shall terminate on the earliest of (1) the last day of the Exercise Period; (2) the date the Committee exercises its right pursuant to Section 2(d) to terminate the Option; (3) if Optionee ceases to be an employee as a result of a Termination for Cause, the time of such termination; (4) if the Optionee engages to work in the USA within seven years following his termination of employment with the Company or an Affiliate, in any capacity directly or indirectly with any organization which directly or indirectly for itself or through or for others is involved in the same or a similar business as the Company's, which is designing, developing, manufacturing, marketing, selling, and/or providing services in connection with outbound predictive dialing and call management systems, the time of such engagement; or (5) if the Optionee uses, copies, reproduces, discloses, or otherwise disseminates any Confidential Information in any way that is not clearly necessary to perform his duties with the Company or an Affiliate, the time of such act; or (6) if the Optionee fails after his termination of employment with the Company or an Affiliate to deliver promptly to the Company all Confidential Information which he used, had, or controlled in connection with his employment with the Company or an Affiliate, the time of such failure. For purposes of this Agreement, "Confidential Information" means any information of any kind and in any form, whether tangible (e.g., written specifications or hardware) or intangible (e.g., software programs, business strategies, or ideas), used by or related to the Company or an Affiliate which is or could be economically valuable because it is not generally known (or could not be readily known by proper methods or means) by others who could otherwise derive economic value from it and which is the subject of reasonable efforts to keep it secret, and all reproductions, modifications, and other derivatives of such information, and any information received from a third party which the Company or an Affiliate has agreed to treat as confidential, such as information from customers, prospective customers, or vendors (e.g., International Business Machines Corporation, Oracle Corporation, and Dialogic Corporation).

                 (d) Notwithstanding any other provision of this Agreement, the Committee reserves the right at all times to terminate the Option in consideration of the payment to the Optionee of the difference between (1) and (2) where (1) equals the Fair Market Value of the unexercised Option Shares to the extent vested and (2) equals the Purchase Price of the unexercised Option Shares to the extent vested.

                 (e) The price paid by the Company shall be payable at the Company's option (1) by delivery to the Optionee of the entire price in the form of cash or check; or (2) by payment of four substantially equal annual installments, the first installment being due at the date of termination of the Option and the second, third and fourth installment being due on the first, second and third anniversaries of the date of termination of the Option, respectively.

         3. Purchase Price. Optionee must pay to the Company the Exercise Price (subject to adjustment pursuant to Section 8) multiplied by the number of the Option Shares being acquired through the exercise of this Option (the "Purchase Price"). Shares of Common Stock tendered by the Optionee in satisfaction of the Purchase Price shall be credited at their Fair Market Value.

         4. Non-Transferability of Option. Except for any transfer of the Option by bequest or inheritance, the Optionee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in the Option. Any such disposition not made in accordance with this Agreement shall be deemed null and void. The Option shall be exercisable during the lifetime of Optionee only by Optionee, and after his death by a legatee or legatees under Optionee's last will and testament or by his personal representative or representatives, who shall be bound by the same terms of this Agreement as apply to the Optionee.

         5. Restrictions on Transfer of Option Shares. Except as provided in this Agreement or for any transfer of Option Shares by gift, bequest, or inheritance to the Optionee's or a subsequent shareholder's family member, estate, heirs, or legatees or for any transfer after the closing of an initial public offering of Common Stock, the Optionee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest (including, but not limited to, voting rights) in or to any Option Shares. Any such disposition not made in accordance with this Agreement shall be deemed null and void. Any permitted transferee under this Section shall be bound by the same terms of this Agreement as apply to the Optionee.

         6. No Rights as Shareholder. Optionee, or his permitted transferee under Section 4 shall have no rights as a stockholder with respect to any Option Shares until the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights on or with respect to Option Shares purchases pursuant to this Option for which the record date is prior to the date of exercise hereof, except as provided in
Section 8 below.

         7.      Right to Repurchase Option Shares.

                (a) (1) At all times prior to the closing of an initial public offering of Common Stock, (2) within ninety (90) days following a Termination for Cause, or (3) at any time following an act described in Section 2(c)(4), or 2(c)(5) hereof or any failure described in Section 2(c)(6) hereof, the Company shall have the right to repurchase from the Optionee all Option Shares. For this purpose, a notice of exercise given by the Company to the Optionee pursuant to this Section 7 shall be effective to perfect the Company's right of repurchase, subject to the remaining provisions of this Section 7.

                 (b)      (1)     The Company upon exercising this right of
repurchase shall give written notice to the Optionee of the number of shares of Option Shares to be repurchased, of the repurchase price, which shall be determined pursuant to Section 7(c) hereof, and of the time and date of the closing of the repurchase of the Option Shares, which shall be no later than sixty (60) days from the date of the notice and shall be held at the principal office of the Company. At closing, the Company shall deliver the application portion of the repurchase price and the Optionee shall deliver the Option Shares to be repurchased duly endorsed for transfer and with all required revenue stamps attached, and the title to the Option Shares shall be transferred to the Company free and clear of all liens, claims, and encumbrances, however described, except for restrictions imposed by applicable securities laws.

                          (2)     If the Company decides to repurchase less
than all of the Option Shares owned by the Optionee, the Company shall employ such method as it shall deem appropriate in determining the number of Option Shares to be repurchased.

                          (3)     The price for Option Shares repurchased by
the Company shall be payable by delivery to the Optionee at the closing of the entire repurchase price in the form of cash or check; provided, however, except for repurchases pursuant to written notice given within ninety (90) days following a Termination for Cause or repurchases following any act described in
Section 2(c)(4) or 2(c)(5) hereof or any failure described in Section 2(c)(6) hereof, the Company may pay the entire repurchase price in four substantially equal annual installments consisting of principal and interest at the "Prime Rate" reported in the Wall Street Journal on the first business day preceding the date of repurchase, the first installment being due at the closing and the second, third, and fourth installment being due on the first, second, and third anniversaries of the closing, respectively.

                          (4)     If the Optionee fails to consummate the sale
or deliver the Option Shares certificates properly assigned when requested to do so, the Company, or its designee, shall cancel the Option Shares certificates of the Optionee and deposit the payment pursuant to Section 7(b)(3) hereof which was to be made to the Optionee in exchange for the certificates to the credit or account of the Optionee in escrow with any clearinghouse bank in the City of Atlanta, Georgia, at the expense and risk of the Optionee, or his successors or assigns, whereupon the Company shall treat the Option Shares represented thereby as having been repurchased by the Company or its designees.

                 (c) The repurchase price for each Option Share shall be an amount equal to the Fair Market Value, except if the Option Shares are repurchased by the Company (1) pursuant to written notice given within ninety days following a Termination for Cause, in which case the repurchase price for each Option

Share shall be the lowest of Fair Market Value, book value per share of Common Stock as most recently determined by the Committee, or the Exercise Price paid by the Optionee, or (2) following any act described in Section 2(c)(4) or 2(c)(5) hereof or failure described in Section 2(c)(6) hereof, in which case the repurchase price for each Option Share shall be the lower of (A) Fair Market Value or (B) the greater of (i) the Exercise Price paid by the Optionee or (ii) book value per share of Common Stock as most recently determined by the Committee.

         8. Change in Capitalization. Subject to the Committee's right to terminate the Option pursuant to Section 2(d) of this Agreement, the total number of Option Shares to be received upon exercise of the Option (both as to the number of Option Shares and the Purchase Price) shall be appropriately adjusted for any change in par value, split-up, stock split, reverse stock split, reclassification, merger, consolidation, distribution of stock dividends or similar capital adjustments, to the end that the Optionee's proportionate interest in value shall be maintained as before the occurrence of the event. The adjustment shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Exercise Price.

         The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any adjustment may provide for the elimination of any fractional Option Shares.

         9. Governing Laws. This Agreement part shall be construed, administered and enforced according to the laws of the State of Georgia, USA; provided, however, the Option may not be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which Optionee resides, and/or any other applicable securities laws.

         10. Successors. This Agreement shall inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Company and Optionee.

         11. Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the President of the Company, or to the Company (attention of the President), at 5051 Peachtree Corners Circle, Norcross, Georgia USA 30092-2500, or at any other address as the Company, by notice to Optionee, may designate in writing from time to time; to Optionee, at Optionee's address as shown on the records of the Company, or at any other address as Optionee, by notice to the Company, may designate in writing from time to time.

         12. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

         13. Entire Agreement. Subject to the terms and conditions of the Melita International Corporation 1992 Stock Option Plan, which is incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

         14. Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

         15. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

         16. Resolution of Disputes. Any determination or interpretation by the Committee shall be final, binding and conclusive on all persons affected thereby.

         17. Compliance with Securities Laws and Tax Laws. Notwithstanding anything contained herein to the contrary, no purported exercise of the Option shall be effective without the written approval of the Company, which may be withheld to the extent that its exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission, or with the securities commission of any state or result in the Company's loss of status as an "S Corporation" within the meaning of
Section 1361(a) of the Internal Revenue Code. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may request in order for the Company to be able to satisfy itself that the Common Stock to be acquired pursuant to the exercise of the Option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

         In the event that the exercise of the Option is withheld for more than 180 days pursuant to the preceding paragraph, the Committee shall be required to terminate the Option in accordance with the provisions of Sections 2(d) and 2(e) hereof.

                                    *****

                                  EXHIBIT A

                            NOTICE OF EXERCISE OF
                           STOCK OPTION TO PURCHASE
                               COMMON STOCK OF
                       MELITA INTERNATIONAL CORPORATION

                                                  Name
                                                      --------------------------
                                                  Address
                                                         -----------------------

                                                  ------------------------------
                                                  Date
                                                      --------------------------


Melita International Corporation
Attention: President
5051 Peachtree Corners Circle
Norcross, Georgia USA 30092-2500

Re:      Exercise of Non-Qualified Stock Option


Gentlemen:

         Subject to acceptance hereof in writing by Melita International Corporation (the "Company") pursuant to the provisions of the Melita International Corporation 1992 Stock Option Plan (the "Plan"), I hereby give at least ten days, but not more than thirty days, prior notice of my election to exercise options granted to me to purchase _____ shares of Common Stock of the Company under the Melita International Corporation 1992 Stock Option Agreement granted on __________________________ (the "Agreement"). The purchase shall take place as of _______________, 19___ (the "Effective Date").

         On or before the Exercise Date, I will pay the applicable purchase price as follows:

         [  ]    by delivery of a certified check for the full purchase price payable to the order of Melita International Corporation.

         [  ]    by delivery of a certified check for $__________ representing a portion of the purchase price to the order of Melita International Corporation with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate, I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceeds the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

         [  ]    by delivery of a stock certificate representing shares of
Common Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such





EXHIBIT A to Stock Option Agreement
certificate exceeds the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

         The required federal, state and local income tax withholding, if any, on the exercise of the option shall be paid in cash on or before the Exercise Date.

         Covenants and Representations of Optionee. Optionee represents, warrants, covenants, and agrees with the Company as follows as of the date of exercising the Option:

         (a) The Option is being exercised for Optionee's own account without the participation of any other person, with the intent of holding the Option Shares issuable pursuant thereto for investment and without the intent of participating, directly or indirectly, in a distribution of the Option Shares and not with a view to, or for resale in connection with, any distribution of the Option Shares or any portion thereof;

         (b) Optionee is not acquiring the Option Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Option, but rather upon an independent examination and judgment as to the prospects of the Company;

         (c) Optionee has received a copy of the Plan, is familiar with the business and affairs of the Company, and realizes that the receipt of the Option Shares is a speculative investment and that any possible profit therefrom is uncertain;

         (d) Optionee has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all information available with respect to the Plan, the Company and its affairs, and has received all information and data with respect to the Plan and the Company that he has requested and which he has deemed relevant in connection with his receipt of the Option and the Option Shares subject thereto;

         (e) Optionee is able to bear the economic risk of the investment, including the risk of a complete loss of his investment, and Optionee acknowledges that he must continue to bear the economic risk of the investment in the Option Shares received upon Option exercise for an indefinite period;

         (f) Optionee understands and agrees that the Option Shares subject to the Option may be issued and sold to Optionee without registration under any state or federal law relating to the registration of securities for sale, and in that event will be issued and sold in reliance on exemptions from registration under appropriate state and federal laws;

         (g) The Option Shares issued to Optionee upon exercise of the Option will not, subject to any other applicable restrictions set forth in the Plan or the Agreement, be offered for sale, sold or transferred by Optionee other than pursuant to:

                 (1) an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws;



EXHIBIT A to Stock Option Agreement      -2-

                 (2) an effective registration under the Securities Act of 1933 (the "1933 Act"), or a transaction otherwise in compliance with the 1933 Act; and

                 (3) evidence satisfactory to the Company of compliance with the applicable securities laws.

The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to the compliance with the foregoing laws.

         (h) The Company will be under no obligation to register the Option Shares issuable pursuant to the Option or to comply with any exemption available for sale of the Option Shares by the Optionee without registration, and the Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the 1933 Act available with respect to sale of the Option Shares by the Optionee.

         (i) A legend indicating that the Option Shares issued pursuant to the Option has not been registered under the applicable securities laws and referring to any applicable restrictions on transferability and sale of the Option Shares may be placed on the certificate or certificates delivered to Optionee and any transfer agent of the Company may be instructed to require compliance therewith;

         As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

                                        Very truly yours,


                                        ----------------------------------------
                                        Legal Signature

AGREED TO AND ACCEPTED

MELITA INTERNATIONAL CORPORATION


By:
   -----------------------------
Title:
      --------------------------
Number of Shares Exercised:
                           -----
Number of Shares Remaining:                         DATE:
                           -----                         -----------------------




EXHIBIT A to Stock Option Agreement           -3-

                                  EXHIBIT B

                        NOTICE OF WITHHOLDING ELECTION

                                                  Name
                                                      --------------------------
                                                  Address
                                                         -----------------------

                                                  ------------------------------
                                                  Date
                                                      --------------------------
                                                  Social Security No.
                                                                     -----------

Melita International Corporation
Attention: President
5051 Peachtree Corners Circle
Norcross, Georgia USA 30092-2500

         This election relates to the Option defined in Paragraph 3 below. I hereby certify that:

         (1) My correct name and social security number and my current address are set forth at the end of this document.

         (2)     I am (check one, whichever is applicable).

                 [  ]     the original recipient of the Option.

                 [  ]     the legal representative of the estate of the
                          original recipient of the Option.

                 [  ]     a legatee of the original recipient of the Option.

                 [  ]     the legal guardian of the original recipient of the
                          Option.

         (3) The Option pursuant to which this election is made is dated _________________ and was issued under the Melita International Corporation 1992 Stock Option Agreement dated the ___ day of ________________, 19__ (the "Agreement") in the name of _________________ for ________ Shares. This election relates to __________ Shares issuable upon whole or partial exercise(s) of the Option (the "Option Shares"); provided that the numbers set forth above shall be deemed changed as appropriate to reflect stock splits and other adjustments contemplated by the applicable Agreement provisions.

         (4) In connection with any future exercise of the Option with respect to the Option Shares, I hereby elect to have certain of the Option Shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the Option Shares applied to pay federal, state, and local, if any, taxes arising from the exercise. The Option Shares to be withheld shall have, as of the Tax Date applicable to the exercise, a fair market value equal to the minimum statutory tax withholding requirement under federal, state, and local law in connection with the exercise.





EXHIBIT B to Stock Option Agreement

         (5) This Withholding Election is made prior to the Tax Date and is otherwise made pursuant to Section 2 of the Agreement.

         (6) I understand that this Withholding Election may not be revised, amended or revoked by me but is subject to the disapproval of the Board of Directors.

         (7) I further understand that, if this Withholding Election is not disapproved by the Board of Directors, the Company shall withhold from the Option Shares a number of Option Shares having the value specified in Paragraph 4 above.

         (8) The Agreement has been made available to me by the Company, I have read and understand the Agreements and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met. Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Agreement.

                                              Very truly yours,


                                              ----------------------------------
                                              Legal Signature

AGREED TO AND ACCEPTED

MELITA INTERNATIONAL CORPORATION

By:
   -----------------------------
Title:
      --------------------------
Number of Shares Exercised:
                           -----
Number of Shares Remaining:                           Date:
                           -----                           ---------------------





EXHIBIT B to Stock Option Agreement      -2-

                             SECOND AMENDMENT TO
                      1992 DISCOUNTED STOCK OPTION PLAN


     THIS SECOND AMENDMENT (this "Amendment") to the 1992 Discounted Stock Option Plan, as amended (the "Plan"), is made and entered as of the 1st day of March, 1997, by Melita International Corporation (the "Company").

     WHEREAS, the Company desires to correct a provision of the Plan which would otherwise result in unfavorable accounting consequences to the Company following its initial public offering;

     NOW, THEREFORE, the Company hereby amends the Plan as follows:

     1. The first sentence Section 7(a) of the Additional Terms and Conditions of the Plan is hereby amended to read as follows:

          (a) At all times prior to the closing of an initial public offering of Common Stock, but not thereafter, the Company shall have the right to repurchase from the Optionee all Option Shares.

     2. Except as specifically amended hereby, the Plan shall remain in full force and effect. Nevertheless, this Amendment shall be deemed to modify the terms and conditions of all existing options granted under the Plan.

     IN WITNESS THEREOF, this Amendment is executed on behalf of the Company as of the date first written above.

                                     MELITA INTERNATIONAL CORPORATION


                                     By: /s/ Aleksander Szlam
                                        ------------------------------------
                                          Aleksander Szlam
                                          Chairman of the Board and
                                          Chief Executive Officer